                                                                      Exhibit 21

                                  EXHIBIT 21

                        Subsidiaries of the Registrant
                        ------------------------------

                                         State of         Percentage
        Subsidiary                       Incorporation    Ownership
- - ----------------------------             -------------    ----------

First Federal Savings Bank               United States       100%

First State Corporation                  Alabama             100%

     Subsidiaries of First State
     Corporation:

        First State Bank of Bibb County  Alabama             100%

     The operations of the Company's subsidiaries are included in the Company's consolidated statements.

                                       35